UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2009

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On November 5, 2009, Amphenol Corporation (the “Company”) issued and sold $600,000,000 aggregate principal amount of its 4.75% Senior Notes due 2014 (the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-162722), including the related Prospectus dated October 29, 2009, as supplemented by the Prospectus Supplement dated October 29, 2009.  The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated October 29, 2009, by and between the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule A thereto.

The Notes were sold to the public at a price of 99.813% of the principal amount, and the Company received net proceeds of approximately $594.5 million from the offering after deducting the underwriting discounts and estimated offering expenses.  The Company intends to use all of the net proceeds of this offering to repay amounts outstanding under its revolving credit facility.  In conjunction with the repayment, the Company expects to terminate certain interest rate swap agreements and incur a one-time charge of approximately $5 million, or $0.02 per share, relating to the cost of such termination.

The Notes were issued pursuant to an indenture dated as of November 5, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), and certain of the terms of the Notes were established pursuant to an Officers’ Certificate dated November 5, 2009 (the “Officers’ Certificate”) in accordance with the Indenture.  The Indenture and Officers’ Certificate contain certain covenants and events of default and other customary provisions.

The Notes bear interest at a rate of 4.75% per year.  Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2010.  The Company will make each interest payment to the holders of record on the immediately preceding May 1 and November 1.  The Notes will mature on November 15, 2014.  The Company may, at its option, redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of repurchase.  The Notes are unsecured and rank equally in right of payment with all of the Company’s other unsecured senior indebtedness.

The above descriptions of the Indenture, the Officers’ Certificate and the Notes are qualified in their entirety by reference to the Indenture, the Officers’ Certificate and the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in the Registration Statement (No. 333-162722).

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Indenture, the Officers’ Certificate and the Notes described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits

Exhibit 1.1

Underwriting Agreement, dated October 29, 2009, by and between Amphenol Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule A thereto, relating to the offer and sale of the Notes (filed as Exhibit 10.1 to the Form 8-K filed on November 4, 2009)

Exhibit 4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee

Exhibit 4.2	Officers’ Certificate, dated November 5, 2009, establishing the Notes pursuant to the Indenture

Exhibit 4.3	Form of Global Note

Exhibit 5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by Amphenol Corporation

Exhibit 23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Diana G. Reardon
Diana G. Reardon
Senior Vice President and Chief Financial Officer

Date: November 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated October 29, 2009, by and between Amphenol Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule A thereto, relating to the offer and sale of the Notes (filed as Exhibit 10.1 to the Form 8-K filed on November 4, 2009)

4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee

4.2	Officers’ Certificate, dated November 5, 2009, establishing the Notes pursuant to the Indenture

4.3	Form of Global Note

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by the Company

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5)